Exhibit 99.4

CACI International Inc

Unaudited Pro Forma Condensed Consolidated Financial Statements

As of and for the Three Months ended September 30, 2013

and for the Year ended June 30, 2013

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 15, 2013, CACI International Inc (CACI or the Company) acquired Six3 Systems Holdings II, Inc. and its wholly owned subsidiary Six3 Systems, Inc. (Six3 Systems). Six3 Systems provides highly specialized support to the national security community in the areas of cyber and signals intelligence; intelligence, surveillance, and reconnaissance; and intelligence operations.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 has been prepared as if the Six3 Systems acquisition had occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2013 and the twelve months ended June 30, 2013 have been prepared as if the Six3 Systems acquisition had occurred on July 1, 2012.

The historical consolidated financial information of CACI and the financial information of Six3 Systems have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Six3 Systems acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma consolidated financial information was based on and should be read in conjunction with the:

•	historical audited consolidated financial statements for the year ended June 30, 2013 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CACI included in its Annual Report on Form 10-K;

•	historical unaudited interim consolidated financial statements and related notes of CACI included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2013; and

•	historical consolidated financial statements of Six3 Systems included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of what the actual consolidated results of operations or the consolidated financial position of CACI would have been had the Six3 Systems acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of CACI nor does it reflect any operational efficiency that may have been achieved if the acquisition had occurred on July 1, 2012 or September 30, 2013. Six3 Systems’ operating results included in the unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2013 are not intended to represent or be indicative of operating results for a full year.

The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and the liabilities assumed, as reflected in the pro forma financial statements, are based on reasonable assumptions. However, all components of the purchase price allocation are considered preliminary. CACI’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially impact the results of operations. We anticipate finalizing the purchase price allocations before the end of our fiscal year ending June 30, 2014.

CACI International Inc and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2013

(in thousands)

	CACI International Inc	Six3 Systems	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$102,725	$20,201	$(17,379	) 5(a)	$105,547
Accounts receivable, net	635,126	68,764	—		703,890
Deferred income taxes	7,497	6,300	—		13,797
Prepaid expenses and other current assets	32,967	4,074	1,294	5(b)	38,335

Total current assets	778,315	99,339	(16,085)		861,569

Goodwill	1,481,671	201,763	513,803	5(c)	2,197,237
Intangible assets, net	97,681	19,158	145,142	5(d)	261,981
Supplemental retirement savings plan assets	84,598	—	—		84,598
Property and equipment, net	63,628	8,024	—		71,652
Accounts receivable, long-term	9,961	—	—		9,961
Other long-term assets	34,395	1,317	4,571	5(e)	40,283

Total assets	$2,550,249	$329,601	$647,431		$3,527,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$299,046	$2,400	$28,772	5(f)	$330,218
Accounts payable	139,516	5,973	—		145,489
Accrued compensation and benefits	153,549	36,757	—		190,306
Other accrued expenses and current liabilities	136,391	32,096	2,248	5(g)	170,735

Total current liabilities	728,502	77,226	31,020		836,748
Long-term debt, net of current portion	319,895	230,335	581,279	5(f)	1,131,509
Supplemental retirement savings plan obligations	77,577	—	—		77,577
Deferred income taxes	124,738	7,896	57,271	5(h)	189,905
Other long-term liabilities	53,756	—	—		53,756

Total liabilities	1,304,468	315,457	669,570		2,289,495

COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	4,136	735	(735	) 5(i)	4,136
Additional paid-in capital	529,151	—	—		529,151
Retained earnings	1,290,630	13,409	(21,404	) 5(j)	1,282,635
Accumulated other comprehensive loss	(3,042)	—	—		(3,042)
Treasury stock, at cost	(577,173)	—	—		(577,173)

Total CACI shareholders’ equity	1,243,702	14,144	(22,139)		1,235,707
Noncontrolling interest in joint venture	2,079	—	—		2,079

Total shareholders’ equity	1,245,781	14,144	(22,139)		1,237,786

Total liabilities and shareholders’ equity	$2,550,249	$329,601	$647,431		$3,527,281

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CACI International Inc and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended September 30, 2013

(in thousands except per share amounts)

	CACI International Inc	Six3 Systems	Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$864,265	$124,325	$(2,240	) 6(a)	$986,350
Costs of revenue:
Direct costs	601,422	89,151	(14,165	) 6(b)	676,408
Indirect costs and selling expenses	188,710	15,713	12,244	6(c)	216,667
Depreciation and amortization	12,951	2,448	3,062	6(d)	18,461

Total costs of revenue	803,083	107,312	1,141		911,536

Income from operations	61,182	17,013	(3,381)		74,814
Interest expense and other, net	7,388	4,686	(9	) 6(e)	12,065

Income before income taxes	53,794	12,327	(3,372)		62,749
Income taxes	20,402	4,387	(1,128	) 6(f)	23,661

Net income including portion attributable to noncontrolling interest in earnings of joint venture	33,392	7,940	(2,244)		39,088
Noncontrolling interest in earnings of joint venture	(400)	—	—		(400)

Net income attributable to CACI	$32,992	$7,940	$(2,244)		$38,688

Basic earnings per share	$1.42				$1.66

Diluted earnings per share	$1.33				$1.56

Weighted-average basic shares outstanding	23,314				23,314

Weighted-average diluted shares outstanding	24,835				24,835

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CACI International Inc and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year Ended June 30, 2013

(in thousands except per share amounts)

	CACI International Inc	Six3 Systems	Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$3,681,990	$436,870	$2,587	6(a)	$4,121,447
Costs of revenue:
Direct costs	2,535,606	321,325	(57,148	) 6(b)	2,799,783
Indirect costs and selling expenses	821,465	62,883	68,246	6(c)	952,594
Depreciation and amortization	54,078	10,456	12,895	6(d)	77,429

Total costs of revenue	3,411,149	394,664	23,993		3,829,806

Income from operations	270,841	42,206	(21,406)		291,641
Interest expense and other, net	25,818	17,313	2,339	6(e)	45,470

Income before income taxes	245,023	24,893	(23,745)		246,171
Income taxes	92,347	9,870	(8,875	) 6(f)	93,342

Net income including portion attributable to noncontrolling interest in earnings of joint venture	152,676	15,023	(14,870)		152,829
Noncontrolling interest in earnings of joint venture	(987)	—	—		(987)

Net income attributable to CACI	$151,689	$15,023	$(14,870)		$151,842

Basic earnings per share	$6.59				$6.60

Diluted earnings per share	$6.35				$6.36

Weighted-average basic shares outstanding	23,010				23,010

Weighted-average diluted shares outstanding	23,885				23,885

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Description of Transaction

On November 15, 2013, CACI completed the acquisition of Six3 Systems, pursuant to an Agreement and Plan of Merger (the Merger Agreement), dated October 8, 2013, among CACI, Six3 Systems, Six3 Systems Holdings, LLC, CACI, Inc.-FEDERAL and CACI Acquisition II, Inc. (Merger Sub). In accordance with the terms of the Merger Agreement, Merger Sub’s separate corporate existence ceased and Six3 Systems continued as the surviving corporation. Pursuant to the Merger Agreement, holders of Six3 Systems common stock received, in the aggregate, $820 million in cash, reduced by Six3 Systems transaction related expenses and the amount of Six3 Systems’ indebtedness at closing and subject to adjustment based on changes in Six3 Systems’ Cash and Net Working Capital (each as defined in the Merger Agreement) at closing.

In connection with the acquisition, on November 15, 2013, CACI entered into a fifth amendment (the Amendment) to its credit agreement dated as of October 21, 2010 (the Credit Agreement). The Amendment modified the Credit Agreement to allow for the incurrence of $700 million in additional term loans and a $100 million increase in the revolving facility to finance the acquisition of Six3 Systems.

Note 2.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, and the unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2013 and for the year ended June 30, 2013, are based on the historical financial statements of CACI, after giving effect to CACI’s acquisition of Six3 Systems and the assumptions and adjustments described in the notes herein. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 is presented as if the acquisition occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2013 and for the year ended June 30, 2013, are presented as if the acquisition occurred on July 1, 2012.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial position of CACI that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of CACI. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating synergies that CACI may achieve with respect to the combined companies. The unaudited pro forma condensed consolidated financial statements and notes thereto should be read in conjunction with the historical financial statements of CACI included in the annual report on Form 10-K for the year ended June 30, 2013 filed with the Securities and Exchange Commission (the SEC) on August 27, 2013 and the quarterly report on Form 10-Q for the three months ended September 30, 2013 filed with the SEC on November 1, 2013, and in conjunction with the historical financial statements of Six3 Systems presented in Exhibits 99.2 and 99.3 of this Form 8-K/A.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 3.	Accounting Policies

Adjustments to Six3 Systems’ historical results were required to conform Six3 Systems’ accounting policies regarding revenue recognition to CACI’s accounting policies. At this time, CACI is not aware of any other differences that would have a material impact on the pro forma financial statements.

Note 4.	Purchase Price Allocation

CACI’s acquisition of Six3 Systems was accounted for using the acquisition method of accounting which requires, among other things, that the assets acquired and the liabilities assumed be recognized at their fair values as of the acquisition date. The initial purchase consideration paid at closing to acquire Six3 Systems was $820.0 million plus $25.8 million representing the estimated cash and net working capital adjustment, as defined in the agreement. Of the payment made at closing, $40.0 million was deposited into an escrow account pending final determination of the net cash and working capital acquired and to secure the sellers’ indemnification obligations (the Indemnification Amount). Any remaining Indemnification Amount at the end of the indemnification period will be distributed to the sellers.

CACI is in the process of finalizing its valuation of the assets acquired and liabilities assumed. Based on the Company’s preliminary valuation, the total estimated consideration of $847.3 million has been allocated to assets acquired (including identifiable intangible assets and goodwill) and liabilities assumed (including deferred taxes on identifiable intangible assets that are not deductible for income tax purposes), as follows (in thousands):

Cash	$10,166
Accounts receivable	80,615
Prepaid expenses and other current assets	17,551
Property and equipment	8,051
Customer contracts and customer relationships	164,300
Goodwill	702,747
Other assets	598
Accounts payable	(9,047)
Accrued expenses and other current liabilities	(63,417)
Long-term deferred tax liability	(64,275)

Total estimated consideration	$847,289

The value attributed to customer contracts and customer relationships is being amortized on an accelerated basis over approximately 14 years.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5.	Pro Forma Adjustments – Balance Sheet

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

(a)	To reflect the cash outflows as a result of the Six3 acquisition, consisting of the following (in thousands):

Proceeds from additional borrowing	$845,000
Purchase consideration paid	(845,850)
Payment of financing fees	(11,962)
Payment of CACI transaction costs	(4,567)

Adjustment to cash and cash equivalents	$(17,379)

(b)	To reflect changes in prepaid expenses and other current assets, as follows (in thousands):

Increase income tax receivable associated with accrued transaction costs	$1,561
Eliminate Six3 Systems capitalized financing fees	(267)

Adjustment to prepaid expenses and other current assets	$1,294

(c)	To eliminate the Six3 Systems historical goodwill and record the estimated fair value of the goodwill that would have been recognized if the acquisition occurred on September 30, 2013.

(d)	To eliminate the Six3 Systems historical intangible assets and record the estimated fair value at the date of acquisition of the identifiable intangible assets acquired.

(e)	To reflect changes in other long-term assets, as follows (in thousands):

Capitalized financing fees associated with additional borrowings recorded within other long-term assets	$5,614
Eliminate Six3 Systems capitalized financing fees	(1,043)

Adjustment to other long-term assets	$4,571

(f)	To reflect changes in long-term debt, as follows (in thousands):

	Current Portion of Long-Term Debt	Long-Term Debt
Additional borrowing	$31,172	$813,828
Eliminate Six3 Systems historical debt paid off at closing	(2,400)	(230,335)
Capitalized financing fees associated with additional borrowings recorded within long-term debt	—	(2,214)

Adjustment to long-term debt	$28,772	$581,279

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(g)	To reflect changes in other accrued expenses and current liabilities, as follows (in thousands):

Record estimated net working capital adjustment to be paid to sellers upon finalization of closing date balance sheet	$1,439
Accrue CACI transaction costs not paid as of closing	856
Eliminate accrued interest associated with Six3 Systems historical debt	(47)

Adjustment to other accrued expenses and current liabilities	$2,248

(h)	To eliminate the Six3 Systems deferred tax liability associated with its historical intangible assets and record the CACI deferred tax liability associated with future amortization of identifiable intangibles recognized in the acquisition, which are not deductible for income tax purposes.

(i)	To eliminate Six3 Systems’ historical common stock balance.

(j)	To record adjustments to retained earnings to eliminate Six3 Systems’ historical retained earnings, and the impact on retained earnings of the pro forma adjustments.

Note 6.	Pro Forma Adjustments – Statements of Operations

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations:

(a)	To conform Six3 Systems’ revenue recognition methodology to CACI’s policies.

(b)	To reclassify Six3 Systems’ fringe benefits attributable to direct labor from direct costs to indirect costs and selling expenses, as CACI includes fringe benefits attributable to both direct and indirect labor within indirect costs and selling expenses.

(c)	To reflect changes in indirect costs and selling expenses, as follows (in thousands):

	Three Months Ended September 30, 2013	Year Ended June 30, 2013
Reclassification of Six3 Systems’ fringe expense – see (b) above	$14,165	$57,148
Retention bonus expense	825	6,700
Eliminate CACI and Six3 Systems’ acquisition costs	(2,746)	—
Loss on extinguishment associated with additional financing	—	4,398

Adjustment to indirect costs and selling expenses	$12,244	$68,246

In connection with the acquisition, Six3 Systems entered into retention agreements with certain Six3 executives. The agreements provide for a payment upon the one and two year anniversaries of the acquisition, dependent upon continued employment by the executive as an employee of the Company. The retention bonus expense will be recorded in the post-acquisition period as the employees provide service.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In connection with the additional borrowings under CACI’s credit facility to finance the acquisition, the Company evaluated each creditor with ownership in the debt before and after the additional borrowings to determine whether the additional borrowings should be accounted for as a modification or an extinguishment of debt as it relates to each individual holder. As a result of this analysis, the Company recorded a loss on extinguishment within indirect costs and selling expenses in the period in which the acquisition occurred and the additional debt was incurred.

(d)	To reflect changes in depreciation and amortization expense, as follows (in thousands):

	Three Months Ended September 30, 2013	Year Ended June 30, 2013
Estimated amortization expense of acquired intangible assets	$4,819	$20,572
Eliminate Six3 Systems’ historical intangible asset amortization expense	(1,757)	(7,677)

Adjustment to depreciation and amortization expense	$3,062	$12,895

(e)	To reflect changes in interest expense and other, net, as follows (in thousands):

	Three Months Ended September 30, 2013	Year Ended June 30, 2013
Estimated interest expense associated with additional CACI borrowings	$4,392	$18,092
Amortization of deferred financing fees associated with additional CACI borrowings	385	1,559
Eliminate Six3 Systems’ historical interest expense	(4,786)	(17,312)

Adjustment to interest expense and other, net	$(9)	$2,339

Estimated interest expense associated with the additional borrowing was computed using the interest rate on the additional borrowing in effect on the date of the borrowing.

(f)	To reflect the tax effect of the pro forma adjustments and the effective tax rate that would have been in effect had the acquisition closed on July 1, 2012.

Note 7.	Earnings per Share

Because CACI paid cash to acquire Six3 Systems and did not issue any stock or stock-based awards in connection with the Six3 Systems acquisition, the number of weighted average common shares outstanding used to compute pro forma basic and diluted earnings per share are the same as the CACI historical amounts.